UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 12, 2018

Retractable Technologies, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-16465	75-2599762
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

511 Lobo Lane, Little Elm, Texas	75068-5295
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (972) 294-1010

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.

On April 23, 2018, representatives of Retractable Technologies, Inc. (the “Company”), will begin mailing the attached letter from the President of Company, along with a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 which was filed with the SEC on April 2, 2018.  The information contained in the attached letter is summary information that is intended to be considered in the context of the Company’s Annual Report on Form 10-K and other public announcements that the Company may make, by press release or otherwise, from time to time.

Forward-looking statements are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 and reflect the Company’s current views with respect to future events.  The Company believes that the expectations reflected in such forward-looking statements are accurate.  However, the Company cannot assure you that such expectations will materialize.  Actual future performance could differ materially from such statements.

Item 9.01              Financial Statements and Exhibits.

(d)  Exhibits

99.1	Letter from the President of the Company dated April 23, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: April 12, 2018	RETRACTABLE TECHNOLOGIES, INC.
(Registrant)

	BY:	/s/ DOUGLAS W. COWAN
DOUGLAS W. COWAN
VICE PRESIDENT, CHIEF FINANCIAL OFFICER, AND CHIEF ACCOUNTING OFFICER